Exhibit 2.1c

EXECUTION COPY

Amendment No. 1 to the BankUnited
Single Family Shared-Loss Agreement
(the “SFLSA”) with the FDIC

This Amendment No. 1 (the “Amendment”) is made and effective as of November 2, 2010 (the “Effective Date”), and amends the SFLSA between BankUnited and the FDIC as follows:

WHEREAS, on May 21, 2009 BankUnited entered into the SFLSA with the FDIC as Receiver of BankUnited, FSB, Coral Gables, Florida; and

WHEREAS, under the terms of the above referenced SFLSA the FDIC pays BankUnited a specified percent of the Loss Amount on Short-Sale Losses; and

WHEREAS, the FDIC and BankUnited wish to provide loss coverage for Short Refinance Losses (as hereinafter defined).

NOW THEREFORE, in consideration of the mutual covenants and undertakings set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree to amend the SFLSA as follows:

1.             Amendments to Article I - Definitions.

(a). The following definitions are hereby inserted in Article I of the SFLSA:

“Short Refinance Loss” means the loss realized on a Short Refinance measured by the difference between the outstanding principal balance, including advances to pay taxes and insurance or homeowner’s association dues to protect the property pending such refinance, of the Single Family Shared-Loss Loan at the date of Short Refinance less any and all funds received by the Assuming Bank with respect to any Loan or Collateral liquidated through the Short Refinance program; provided that such loss shall be calculated in accordance with the form and methodology specified on Exhibit 2(b)(4) attached hereto.

“Qualifying Borrower” means a borrower with respect to a Single Family Shared-Loss Loan meeting the criteria described under “Eligibility — Qualifying Borrower Characteristics” on Exhibit A attached hereto.

“Short Refinance” means a transaction where (a) a Qualifying Borrower with respect to a Single Family Shared-Loss Loan refinances such loan through an unaffiliated third-party originator, resulting in a satisfaction of the existing loan, (b) the proceeds to the Assuming Bank are less than the balance due on the loan and (c) the standards set forth on Exhibit A and Exhibit B (attached hereto) are met.

“Collateral” means any and all real or personal property, whether tangible or intangible, securing or pledged to secure a Single Family Shared-Loss Loan, including any account, equipment, guarantee or contract right, or other interest that is the subject of any collateral document.

(b). The following definition is hereby amended and restated as follows:

“Short-Sale Loss” means the loss resulting from the Assuming Bank’s agreement with the mortgagor to accept a payoff in an amount less than the balance due on the loan (including the costs of any cash incentives to borrower to agree to such sale or to maintain the property pending such sale); provided that the term Short-Sale Loss includes a Short Refinance Loss.  Short-Sale Losses shall be calculated in accordance with the form and methodology specified in Exhibits 2(b)(1)-(4) as applicable.

2.             Amendments to Section 2.1.  Section 2.1 is amended by adding the following at the end thereof:

(g)(i)  Notwithstanding anything to the contrary set forth in the SFSLA, the Assuming Bank may include a claim for a Short-Sale Loss that is a Short Refinance Loss on the Monthly Certificate with respect to the Shared-Loss Month in which such Short Refinance Loss occurs (which Monthly Certificate shall be in the form attached as Exhibit C hereto).  The Assuming Bank agrees that it is not entitled to receive payment on such claim until the earlier of (a) 18 months after the closing of the Short Refinance transaction and (b) the date loss sharing payments are due for the Monthly Certificate delivered in connection with the final Shared-Loss Month. Claim amounts will be determined using the methodology specified on the Short Refinance Loss Certificate attached as Exhibit 2(b)(4); provided, however, that the “Total Cash Recovery” shall in no event be less than 90% of the value of the Collateral.  For the avoidance of doubt, a Short Refinance Loss shall be included in the determination of the Stated Threshold for the Monthly Certificate which includes such Short Refinance Loss.

(ii)  If the Stated Threshold is crossed for the Single Family Shared-Loss reporting period during which a Short Refinance Loss is claimed, the Short Refinance Loss for the reporting period shall be allocated by applying the following formula:

A = Stated Threshold

B = Total cumulative losses at beginning of period (Certificate page 1 item 4)

C = Covered losses (gains) from Short Refinance during period (Certificate page 1 item 5b)

D = Covered losses (gains) from single family incurred during the period (Certificate page 1 item 5)

E = Cumulative loss at end of month (Certificate page 1 item 7)

2

(iii)  Either party may terminate the Pilot Short Refinance program described on Exhibit A upon 30-days prior written notice to the other party, provided that no party may submit any such written notice prior to the nine-month anniversary of the Effective Date hereof; provided, however, that any party may provide such a termination notice if the parties agree in writing that the LPS Applied Analytics model utilized for the Pilot Short Refinance program does not adequately predict loss frequency rates. If either party terminates the program, the FDIC will honor all loss share claims for Short Refinances in process, whether or not a Short Refinance Loss claim has been submitted prior to such termination.

(iv)  The Assuming Bank shall provide, on a monthly basis, information on the number of borrowers considered for a Short Refinance and the number of borrowers with a Short Refinance transaction in process.

3.             Counterparts.  This amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same amendment.

4.             No Further Amendment.  Except as expressly amended hereby, the SFLSA is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect.  This Amendment is limited precisely as written and shall not be deemed to be an amendment to any other term or condition of the SFLSA or any of the documents referred to therein.

[Signature Page Follows]

3

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the Effective Date.

FEDERAL DEPOSIT INSURANCE CORPORATION, RECEIVER OF BANKUNITED, FSB, CORAL GABLES, FLORIDA

	By:	/s/ Ralph Malami
Name: Ralph Malami
Title: Assistant Director

Attest:

FEDERAL DEPOSIT INSURANCE CORPORATION

	By:	/s/ Ralph Malami
Name: Ralpha Malami
Title: Assistant Director

Attest:

BANKUNITED

	By:	/s/ Rajinder Singh
Name: Rajinder Singh
Title: COO

Attest:

[Signature Page to Amendment No. 1]

Exhibit A

Pilot Short Refinance Program Terms

Premise

The BankUnited Option ARM (OARM) portfolio is deteriorating quickly with loans rolling current to delinquent at rates as high as 5.4% monthly. The majority of these loans are set to recast in 2011 with the pace accelerating through 2010. BankUnited has proposed including short refinance as a permitted Loss under the Single-Family Shared Loss Agreement (SFSLA), given it is the least costly loss mitigation solution for OARM loans.

BankUnited will enter a joint marketing agreement with an unaffiliated third party originator to solicit borrowers for refinance opportunities.  The unaffiliated third party originator will provide financing and will be the originator of the new loans.  BankUnited will not receive any compensation and will not retain an interest in the new loan from the unaffiliated third party originator under this arrangement. The unaffiliated third party originator will act independently, and shall not act as BankUnited’s agent. Borrowers will not be precluded from seeking refinance opportunities with other lenders, as long as the new lender is not an affiliate of BankUnited and BankUnited is not receiving compensation or retaining an interest in the loan (any such other lender, an “Alternative Lender”).  For the avoidance of doubt, a loss may still qualify as a Short Refinance Loss if the refinance is originated by an Alternative Lender.

BankUnited will not make any representations regarding eligibility or the quality of the new loan.

Eligibility

Qualifying Borrower Characteristics:

•                  Pre-recast OARM borrowers with an expected recast within one year and an expected payment increase at recast of more than 10%.

•                  Single Family Shared-Loss Loan is prepaid or due for current month

•                  Owner-Occupied property, primary residence.

Transaction Requirements:

•                  After calculation in accordance with the applicable guidelines, the Short Refinance Loss will result in a lesser monetary loss than a Foreclosure Loss.

•                  BankUnited will not be required to offer borrowers the Short Refinance program where the amount of principal reduced would exceed the lesser of (a) 35 percent of the outstanding unpaid principal balance and (b) $250,000.

•                  New loan must adhere to FHA, Fannie Mae, or Freddie Mac underwriting standards and balance requirements.

•                  BankUnited will be required to consider the borrower’s ability to make cash contributions towards closing costs and shortfall. The criteria for consideration are outlined in the Borrower Contribution Guidelines document, attached hereto as Exhibit B.

A-1

•                  The borrower will have the option to make additional cash contributions towards the outstanding principal balance in order to qualify for the transaction.

•                  After the close of a Short Refinance transaction, BankUnited agrees that it will not have any servicing rights on behalf of the unaffiliated third party originator.

•                  BankUnited will have the option to exclude loans with mortgage insurance from this program since the Short Refinance transaction may jeopardize the mortgage insurance.

Evaluation Analysis and Least Cost Parameters

•                  The unaffiliated third party originator will provide BankUnited with data used for the borrower’s underwriting evaluation in connection with BankUnited’s determination of the borrower’s eligibility for this program.

•                  Subject to meeting other guidelines specified herein, a Short Refinance will be approved if the value of Short Refinance exceeds the estimated value of a foreclosure.

Additional Considerations

•                  The FDIC will not make any representations or warranties in connection with the refinanced loan nor will it have any liability for breaches of representation or warranties made to the originator and/or buyer of any refinanced loan.

•                  BankUnited will not make any representations or warranties for the eligibility or quality of the new loan.

•                  BankUnited shall not charge the borrower any prepayment penalty or late fees.

•                  The third party originator will be entitled to receive reasonable and customary fees for originating and funding each Short Refinance transaction, which may be included on the settlement statement; however, reasonable and customary fees must adhere to Fannie, Freddie, or FHA guidelines.

•                  If the borrower contributes any cash at closing, regardless of whether this is applied to closing costs, MI premium or other, that amount shall be applied to reduce the amount of the Short Refinance Loss.

•                  If any future investor incentives apply to Short Refinance transactions, the Short Refinance Loss amount will be reduced by the amount of such investor incentive.

A-2

Exhibit B

Short Refinance Pilot Program

Borrower Contribution Guidelines

Required Contribution

Borrowers shall be evaluated for their ability to contribute to short refinance losses. The contribution required from the borrower (“Required Contribution”) will be the lesser of (1) the available funds for contribution, or (2) the baseline contribution as defined below.

Available Funds for Contribution

The amount of funds the borrower has available to contribute toward a short refinance; determined as follows

Available Funds for Contribution = Total liquid assets – Exclusions

(Available funds for contribution will be determined using the signed 1003 and 1008 provided for the third party lender’s underwriting determination.)

Total liquid assets are assets available in cash, savings, checking, money market funds, certificates of deposit, marketable stocks and bonds. This does not include qualified retirement funds (401K and IRA) and annuities.

Exclusions include:

1.               The equivalent of 12 months payments of principal, interest, taxes and insurance (“PITI”) for the new loan

2.               50% of any remaining liquid assets in excess of the equivalent 12 months PITI

Baseline Contribution

Baseline contribution = Closing Costs + 50% of Gross loss (as defined below)

Gross loss = Total Debt (UPB & Advances) – New Loan Proceeds (excluding closing costs)

Net Loss

Net Loss = Gross Loss – Required Contribution

Net Loss limit: In no case shall Net Loss recognized by BankUnited exceed 35% of UPB or $250,000

B-1

Should the Required Contribution not reduce Net Loss to 35% of Total Debt or $250,000, then borrower is permitted to contribute additional funds to reduce the Net Loss to the limit.

B-2

Exhibit C

(See Attached)

Exhibit 2(b)(4)

(See Attached)

SAMPLE CERTIFICATE ONLY
EXHIBIT C

CERTIFICATE

MONTHLY PAYMENT SUMMARY
FOR SINGLE FAMILY SHARED-LOSS

FDIC - RECEIVER OF
BankUnited, FSB

PURCHASE AND ASSUMPTION AGREEMENT DATED:  May 21, 2009

Shared-Loss Month Ended:

(Dollars)

Fund ID: 10061
Calculation of Amount Due from (to) FDIC

FDIC % Share	0%		80%		95%		Total
Carry forward from other types of assets:
1. Cumulative losses from single family (1a+1b)	0		916,067,190		0		916,067,190
1a. Cumulative losses from single family (excluding Short Refinance losses)	0		861,067,190		0		861,067,190
lb. Cumulative losses from Short Refinance	0		55,000,000		0		55,000,000
2. Cumulative losses from securities	0		0		0		0
3. Cumulative losses from non-single family	0		218,003,370		0		218,003,370
4. Total cumulative losses at beginning of period (1+2+3)	0		1,134,070,560		0		1,134,070,560
5. Covered losses (gains) from single family incurred during period (5a+5b)	0		62,912,074		0		62,912,074
5a. Covered losses (gains) from single family during period (excluding Short Refinance losses)	0		57,912,074		0		57,912,074
5b. Covered losses (gains) from Short Refinance during period	0		5,000,000		0		5,000,000
6. Cumulative loss at the end of the period (4+5)	0		1,196,982,633		0		1,196,982,633
7. Single Family losses (gains) payable at end of period (5a)	0		57,912,074		0		57,912,074
FDIC % Share	x 0%		x 80%		x 95%
8. Amount claimed and due this period from single family loss (6*FDIC %)	0		46,329,659		0		46,329,659
9. Short Refinance - 18 month deferred payment due this period	0		0		0		0
10. Amount Due from (to) FDIC (8+9)	0	+	46,329,659	+	0	=	46,329,659
Memo: Threshold for recovery percentage			4,000,000,000
Memo: Amount due for Short Refinance in 18 months (5b * FDIC %)			4,000,000				4,000,000

Preparer Name:
Preparer Title:	Preparer Signature

Officer Name:
Officer Title:	Officer Signature

Date:

SAMPLE CERTIFICATE ONLY

CERTIFICATE
MONTHLY PAYMENT SUMMARY
FOR SINGLE FAMILY SHARED-LOSS

FDIC - RECEIVER OF BankUnited, FSB

PURCHASE AND ASSUMPTION AGREEMENT DATED:  May 21, 2009

Shared-Loss Period Ended:

Dollars

PART A. Opening/Closing/Net Shared-Loss Asset Balances - Active loans	Number	Balance
1. Opening Balance (total UPB outstanding)	34,566	7,866,907,507
2. Add: HELOC Advances		3,116,698
3. Add: Capitalization (from restructuring, forbearance plans, etc)		2,366,323
4. Less: a) Principal Collections (amortization/partial)		12,813,515
b) Paid in Full	(142)	23,419,114
c) Foreclosure Sales (UBP transferred to ORE)	(206)	61,141,097
d) Short Sales	(100)	33,026,197
e) Principal Reduction		0
f) Qualifying Charge-Offs (excluding accrued interest)	(19)	4,577,725
g) Loan Sales	0	0
h) Short Refinance	0	0
5. Add: Other Adjustments (net)	9	3,756,338
6. Net (Reduction)/Increase Amount	(458)	(125,738,290)
7. Closing Balance	34,108	7,741,169,217

PART B. Opening/Closing/Net Shared-Loss Asset Balances - ORE activity	Number	Balance
8. Opening ORE Balance	971	307,057,628
9. Add: New ORE	206	61,141,097
10. Less: Sold ORE (& Correction for Active SFR)	183	56,580,566
11. Closing Balance	994	311,618,159

PART:C. Loss Events and Charge-offs	Number	Balance
12. Opening Cumulative Loss Balance (SFR only)	6,116	916,067,190
12a. Opening Cumulative Short Refinance Loss Amount	355	55,000,000
13. Add: a) Foreclosure Sale Loss Amount	180	33,886,988
b) Short Sale Loss Amount	100	18,441,743
c) Restructuring Loss Amount	167	8,608,099
d) Charge-Off Loss Amount	22	4,669,917
e) Deferred Principal Reduction Loss Amount
f) Short Refinance Loss Amount	35	5,000,000
14. Add: Qualifying Loss on Loan Sale
15. Less: Recoveries and Other Adjustments (net)		7,694,673
16. Less: FDIC Adjustment (net)		0
17. Shared-Loss Debit (Credit) Amount for Period (excluding Short Refi)	469	57,912,074
18. Cumulative Shared-Loss Debit (Credit) Amount	6,620	978,979,263

SAMPLE CERTIFICATE ONLY

CERTIFICATE
MONTHLY PAYMENT SUMMARY
FOR SINGLE FAMILY SHARED-LOSS

FDIC - RECEIVER OF BankUnited, FSB

PURCHASE AND ASSUMPTION AGREEMENT DATED:  May 21, 2009

BankUnited

Single Family Loans
Fund ID: 10061
20100831

7,618,203,092.65

(Dollars)

Loans Secured by 1-4 Family Residential Property

Secured by First Lien

	Number	Balance
Current	19697	4,665,770,035.56
30-59 Days	990	272,166,986.59
60-89 Days	377	110,259,295.60
90-119 Days	212	72,511,518.61
120+ Days	506	160,251,352.39
Bankruptcy (Non FC)	508	174,634,860.33
In FC	5590	1,724,239,412.39
Total	27,880	$7,179,83,461

Secured by Second Lien

	Number	Balance
Current	5375	389,839,928.63
30-59 Days	56	4,189,139.47
60-89 Days	33	4,527,722.62
90-119 Days	31	3,789,830.24
120+ Days	102	14,980,927.66
Bankruptcy (Non FC)	33	3,113,236.82
In FC	136	17,928,845.74
Total	5,766	$438,369,631

Loans Secured by 1-4 Family Residential Property in Process of Restructuring

Secured by First Lien

	Number	Balance
Current	310	91,219,271.27
30-59 Days	127	37,037,807.81
60-89 Days	62	20,804,903.35
90-119 Days	45	14,225,190.47
120+ Days	295	93,092,534.82
Bankruptcy (Non FC)	27	9,905,351.71
In FC	239	79,922,263.10
Total	1,105	$346,207,323

Secured by Second Lien

	Number	Balance
Current	0	$—
30-59 Days	0	$—
60-89 Days	0	$—
90-119 Days	0	$—
120+ Days	0	$—
Bankruptcy (Non FC)	0	$—
In FC	0	$—
Total	0

Loans Secured by 1-4 Family Residential Property Being Considered for a Short Refinance

Secured by First Lien

	Number	Balance
Current	310	91,219,271.27
30-59 Days	127	37,037,807.81
60-89 Days	62	20,804,903.35
90-119 Days	45	14,225,190.47
120+ Days	295	93,092,534.82
Bankruptcy (Non FC)	27	9,905,351.71
In FC	239	79,922,263.10
Total	1,105	$346,207,323

Secured by Second Lien

	Number	Balance
Current	0	$—
30-59 Days	0	$—
60-89 Days	0	$—
90-119 Days	0	$—
120+ Days	0	$—
Bankruptcy (Non FC)	0	$—
In FC	0	$—
Total	0	$—

Loans Secured by 1-4 Family Residential Property in Process of a Short Refinance

Secured by First Lien

	Number	Balance
Current	310	91,219,271.27
30-59 Days	127	37,037,807.81
60-89 Days	62	20,804,903.35
90-119 Days	45	14,225,190.47
120+ Days	295	93,092,534.82
Bankruptcy (Non FC)	27	9,905,351.71
In FC	239	79,922,263.10
Total	1,105	$346,207,323

Secured by Second Lien

	Number	Balance
Current	0	$—
30-59 Days	0	$—
60-89 Days	0	$—
90-119 Days	0	$—
120+ Days	0	$—
Bankruptcy (Non FC)	0	$—
In FC	0	$—
Total	0	$—

SAMPLE CERTIFICATE ONLY

CERTIFICATE
MONTHLY PAYMENT SUMMARY
FOR SINGLE FAMILY SHARED-LOSS

FDIC - RECEIVER OF BankUnited, FSB

PURCHASE AND ASSUMPTION AGREEMENT DATED:  May 21, 2009

BankUnited

Fund ID: 10061

SFR Short Refinance Pay Schedule

Shared Loss Period Ended	Loss Amount	Payment Due Shared Loss Period Ending	Amount Due
Oct-10	$5,000,000.00	Mar-12	$4,000,000.00
Nov-10		Apr-12
Dec-10		May-12
Jan-11		Jun-12
Feb-11		Jul-12
Mar-11		Aug-12
Apr-11		Sep-12
May-11		Oct-12
Jun-11		Nov-12
Jul-11		Dec-12
Aug-11		Jan-13
Sep-11		Feb-13
Oct-11		Mar-13
Nov-11		Apr-13
Dec-11		May-13
Jan-12		Jun-13
Feb-12		Jul-13
Mar-12		Aug-13
Apr-12		Sep-13
May-12		Oct-13
Jun-12		Nov-13
Jul-12		Dec-13
Aug-12		Jan-14
Sep-12		Feb-14
Oct-12		Mar-14
Nov-12		Apr-14
Dec-12		May-14
Jan-13		Jun-14
Feb-13		Jul-14
Mar-13		Aug-14
Apr-13		Sep-14
May-13		Oct-14
Jun-13		Nov-14
Jul-13		Dec-14

Total:	$5,000,000.00		$4,000,000.00

Short Refinance Loss Certificate

(Fields in gray are not applicable to Short Refinance Loss Claims)

Column	Field #	Field	Description	Type	Comments	2b(1) if written down prior to closing date	2b(2) if NOT previously modified	2b(3) if previously modified	2b(4) Short Refi	2b(5) Short Refi if previously modified
A	1	Shared-Loss Month	The as-of-date for the loan data in the file	D	For example, for a report submitted July 16, 2009 the Shared-Loss Month cutoff date would be June 30, 2009 and the field would appear as 20090630	x	x	x	x	x
B	2	Loan number	Unique identifier used for all reporting records. May be FDIC specific loan ID or other account number	A/N		x	x	x	x	x
C	3	Interest Paid-to-date	Last interest paid date	D		x	x	x	x	x
D	4	Short payoff date	Date short sale transaction completed	D		x	x	x	x	x
E	5	Note Interest rate	Note Interest Rate After Last Paid Installment	N		x	x	x	x	x
F	6	Occupancy	Occupancy status when notice of default was filed	A/N	Please provide data key which specifies owner, non-owner, or vacant occupancy status	x	x		x
G	7	Household current annual income	Gross annual household income gathered or documented (last documented record)	N	Please provide if property is owner-occupied and data is available	x	x		x
H	8	Estimated NPV of loan modification	NPV value generated as an alternative to foreclosure	N	Please provide if property is owner-occupied and data is available	x	x		x
I	9	Valuation Date	Property valuation date: Includes interior and exterior evaluations	D

If more than one valuation occurred within 90 days, please provide all recent valuations.  Please provide unique field names for each valuation and a data key for valuation type.   E.g.,val_date1 val_date 2, val_amt1 val_amt2, val_type1 val_type2

						x	x	x	x	x
J	10	Valuation Amount	Property value determined by Appraisal, BPO, interior, or exterior evaluation	N		x	x	x	x	x
K	11	Valuation Type	Indicates AVM, BPO, appraisal, interior or exterior	A/N		x	x	x	x	x
L	12	Loan UPB	Unpaid principal balance at short sale payoff date	N	Principal balance excluding past due interest or accrued fees		x	x	x	x
M	13	Book Value	Book Value at date of Loss Share Agreement	N	For loans written down to book value prior to Loss Share Agreement if not applicable, please insert blank(s)	x			x
N	14	Post closing principal payments	Principal payments received post closing for loans written down at date of Loss Share agreement	N	For loans written down to book value prior to Loss Share Agreement if not applicable, please insert blank(s)	x			x
O	15	NPV of projected cash flows at loan modification	NPV submitted for loan restructuring loss share payment	N	Required only for short sales following a covered restructuring			x		x
P	16	Post modification principal payments	Amount of principal payments received between modification and short sale	N	Required only for short sales following a covered restructuring			x		x
Q	17	Accrued interest	Accrued Interest Limited to 90 Days. If accrued interest amounts are claimed, liquidation proceeds must be gross of these amounts.	N	Accrued interest that qualifies as a covered loss — not all accrued interest as reportable under GAAP Accrued interest equals zero in case of short sale following a covered restructuring	x	x		x
R	18	Attorney’s fees	Attorney’s fees and costs (BK and	N		x	x

Column	Field #	Field	Description	Type	Comments	2b(1) if written down prior to closing date	2b(2) if NOT previously modified	2b(3) if previously modified	2b(4) Short Refi	2b(5) Short Refi if previously modified
			FO). May include court fees, publications, title fees, and motions for relief
S	19	Foreclosure costs/fees	May include origination fees, commissions, title and closing, peer, recording/county fees	N		x	x	x
T	20	Property preservation costs, maintenance and repairs	May include property securing pool drainage, broken windows, repairs to any structural damage or environmental abatements, grass cutting, and utility bills	N	Any such costs with respect to the remediation activities are limited to $200,000 without assuming Bank having received the prior consent of the FDIC	x	x	x
U	21	T&I advances	Tax & Insurance Advances	N		x	x	x	x	x
V	22	Appraisal/ Broker’s Price Opinion fee	Appraisal / Broker’s Price Opinion Fees	N		x	x	x	x	x
W	23	Inspections	Property inspections	N		x	x	x	x	x
X	24	Other advances	Other advances/costs. This includes other claimable closing costs paid by the Assuming Bank to complete the short refinance transaction.	N	Please provide written explanation of other costs or advances	x	x	x	x	x
Y	25	Incentive to Borrower	Costs for cash for keys or other incentive payment to borrow			x	x	x
Z	26	Amount accepted in Short-Sale	Net amount accepted at Short Sale or Short Refinance, this amount is gross of accrued interest used to determine the gross balance recoverable by the Assuming Bank		Amount accepted in Purchase Contract (add back the normal property maintenance fees or other fees which are included in the gross balance recoverable by purchaser)	x	x	x	x	x
AA	27	Hazard insurance	Hazard Insurance Proceeds	N		x	x	x	x	x
AB	28	Mortgage insurance	Mortgage Insurance Proceeds	N		x	x	x	x	x
AC	29	T&I escrow balance, if positive	Positive T& I Escrow Account Balance	N		x	x	x	x	x
AD	30	Other credits	Other account credits	N	Please provide written explanation of other credits	x	x	x	x	x
AE	31	Loss Amount	Calculated loss amount submitted for coverage	N		x	x	x	x	x

Date supplied above is used to verify the loss amount provided in Section 2 of the Loss Share Certificate.  Specifically the Loss Amount is verified via the following calculations:

No preceding loan mod under loss share-Exhibit 2b(1)

Gross Balance	Field 13 minus Field 14 plus Fields 17-25 (only the costs incurred
Recoverable	after closing date)
Total Cash Recovery	Less Sum of Field 26-30
(Gain)/Loss Amount	Loss Amount

No preceding loan mod under loss share-Exhibit 2b(2) and Exhibit 2b(4)

Gross Balance
Recoverable	Sum of Field 12 and Fields 17-25
Total Cash Recovery	Less Sum of Field 26-30
(Gain)/Loss Amount	Loss Amount

Short Sale after a covered loan mod

Gross Balance
Recoverable	Field 15 minus Fields 16 plus Fields 18-25
Total Cash Recovery	Less Sum of Field 26-30
(Gain)/Loss Amount	Loss Amount

EXHIBIT A           Restructure Loss — Monthly or Quarterly Download

Column	Field #	Field	Description	Type	Comments	Required Fields	Allowable Values	Formatting Req.	Width	2a(1)	2a(2)
A	1	Shared-Loss Month	The as-of-date for the file. For example, for a report submitted July 16, 2009 the Shared-Loss Month cutoff date would be June 30, 2009 and the field would appear as 20090630	Date		Yes		YYYYMMDD	8	x	x
B	2	Loan Number	Unique identifier used for all reporting records. Internal record identifier used by the bank.	Alphanumeric		Yes			34	x	x
C	3	Modification Program	Modification program type	Alphanumeric	Allowable program types are: (a) HAMP; b) FDIC = FDIC modification program for owner-occupied; c) NOO = non-owner occupied programs; d) PRA = FDIC’s principal reduction alternate program, approved for selected banks; e) OTH = other proprietary programs approved by the FDIC	Yes	HAMP; FDIC; NOO; PRA, OTH		4	x	x
D	4	Pre-mod UPB	Unpaid principal balance at restructure	Numeric	Principal balance excluding past due interest or accrued fees.	Yes		9(12),99	15	x	x
E	5	Pre-Mod remaining term	Number of months remaining in the amortization term prior to restructure	Numeric		Yes		9999	4	x	x
F	6	Pre-Mod interest rate	Loan interest rate prior to restructure	Numeric	Please provide interest calculation method in separate file (e.g. 30/360, 30/365,. Actual/365, etc.)	Yes		9999	6	x	x
G	7	Pre-mod next ARM reset rate	Expected interest rate given reset date is within the next 4 months	Numeric	Only provide if reset date is within the next 4 months	No		9999	6	x	x
H	8	Interest Paid-to date	Last interest paid date	Date		Yes		YYYYMMDD	8	x	x
I	9	Delinquency status	Delinquency status as of modification date: 30, 60, 90+ day DQ or Foreclosure status	Alphanumeric	Data Code Field — Populate field with allowable values. If allowable code is not used, data key definition is required.	Yes	C = Current; 3 = 30 days DQ; 6 = 60 days DQ; 9 = 90 days DQ; 4 = 120+ days DQ; F=Foreclosure		1	x	x
J	10	Pre-mod monthly payment — P&I	Scheduled principal and interest payment prior to restructure	Numeric		No		9(12),99	15	x	x
K	11	Pre-mod monthly payment — T&I	Tax & Insurance escrow payment prior to restructure	Numeric		No		9(12),99	15	x	x
L	12	Household current annual income	Gross annual household income gathered or documented within most recent 90 days	Numeric		No		9(12),99	15	x	x
M	13	Valuation Date	Recent property valuation date; includes interior and exterior evaluations (within 90 days). If more than one valuation	Date		Yes		YYYYMMDD	8	x	x

Column	Field #	Field	Description	Type	Comments	Required Fields	Allowable Values	Formatting Req.	Width	2a(1)	2a(2)
			occurred within 90 days, please provide all recent valuations. Provide additional valuation information in a separate date file.
N	14	Valuation Amount	Property value determined by Appraisal BPO, interior or exterior evaluations (within 90 days)	Numeric		Yes		9(12),99	15	x	x
O	15	Valuation Type	Indicates valuation type	Alphanumeric	Data Code Field — Populate field with allowable values. If allowable code is not used, data key definition is required	Yes	AVM = Automated Valuation Mode; BPO = Broker price Opinion; DA = Desktop Appraisal; DB = Drive By; FA = Full Appraisal; PAU = Prior Appraisal Used; TV = Tax Valuation; None; Other		40	x	x
P	16	1st Trial Payment Due Date	First payment due date under modified terms.	Date		No		YYYYMMDD	8	x	x
Q	17	Modification Date or completed trial period date	Modification Date or completed trial period date	Date		Yes		YYYYMMDD	8	x	x
R	18	Post-mod NET UPB	Unpaid principal balance after restructure (net of principal forbearance & principal reduction)	Numeric	This is the balance for purposes of the loss share agreement and may differ from the balance according to GAAP. It may include up to 90 days of advanced interest and all escrow advances to date	Yes		9(12),99	15	x	x
S	19	Principal forbearance	Dollar amount of principal forbearance	Numeric	Only provided for modifications which include principal forbearance. Insert blanks or zero if not applicable	Yes		9(12),99	15	x	x
T	20	Principal reduction	Dollar amount of principal forgiveness	Numeric	Only provided for modifications which include principal reduction. Insert blanks or zero if not applicable.	Yes		9(12),99	15	x	x
U	21	Post-mod product	Fixed or step product	Alphanumeric	Data Code Filed — Populate field with allowable values. If allowable code is not used, data key definition is required.	Yes	F = Fixed; S = Step			x	x
V	22	Post-mod remaining amortization term	Number of months remaining in the amortization term post restructure	Numeric		Yes		9999	4	x	x
W	23	Post-mod maturity date	Loan maturity date after restructure	Date		Yes		YYYYMMDD	8	x	x
X	24	Post-mod interest rate	Initial post restructure interest rate	Numeric	Please provide interest calculation method (e.g. 30/360, 30/365, Actual/365, etc.)	Yes		9999	6	x	x

Column	Field #	Field	Description	Type	Comments	Required Fields	Allowable Values	Formatting Req.	Width	2a(1)	2a(2)
Y	25	Next payment due date	Date next payment due	Date		Yes		YYYYMMDD	8	x	x
Z	26	Post-mod monthly payment - P&I	Initial scheduled principal and interest payment after restructure	Numeric		No		9(12),99	15	x	x
AA	27	Post-mod monthly payment - T&I	Tax & Insurance escrow payment post restructure	Numeric		No		9(12),99	15	x	x
AB	28	Next reset date	First interest rate step up date	Date	Insert blanks or zero if not applicable	No		YYYYMMDD	8	x	x
AC	29	Interest rate change per adjustment	Interest rate change (in percent) per adjustment	Numeric	Must be less than or equal to 1% (.01)	No		.99999	6	x	x
AD	30	Lifetime interest rate cap	Maximum interest rate charged to the borrower	Numeric	Generally this is the Freddie Mac PMMS rate at time of modification (see HAMP guidelines for exceptions)	No		.99999	6	x	x
AE	31	Back and DTI	Ratio of the borrower’s monthly gross expenses divided by the borrower’s monthly gross income	Numeric		No		.99999	6	x	x
AF	32	Previous NPV of loan modification	NPV submitted for the first loan restructuring loss share payment.	Numeric	Required only for modifications following a covered restructuring	Yes, if applicable		9(12),99	15
AG	33	Post modification principal payments	In case of a second modification, please provide the amount of principal payments received between modifications	Numeric	Required only for modifications following a covered restructuring	Yes, if applicable		9(12),99	15
AH	34	Accrued interest	Accrued interest, limited to 90 Days or days delinquent at modification, whichever is less	Numeric	Accrued interest that qualifies as a covered loss—not all accrued interest as reportable under GAAP. Accrued interest equals zero in case of 2nd restructuring.	Yes, if applicable		9(12),99	15		x
AI	35	Attorney’s fees	Attorney’s fees and costs (BK and FC). May include court fees, publications, title fees, and motions for relief	Numeric		No		9(12),99	15	x	x
AJ	36	Foreclosure costs/fees	May include origination fees, commissions, titles and closing, pest, and recording/county fees	Numeric		No		9(12),99	15	x	x
AK	37	Property preservation costs, maintenance and repairs	May include property securing, pool drainage, broken windows, repairs to any structural damage or environmental abatements, grass cutting, and utility bills	Numeric	Any such costs with respect to remediation activities are limited to $200,000 without Assuming Bank having received the prior consent of the FDIC	No		9(12),99	15	x	x
AL	38	T&I advances	Tax & Insurance Advances	Numeric		No		9(12),99	15	x	39
AM	39	Appraisal/Broker’s Price Opinion fee	Appraisal/Broker’s Price Opinion Fees	Numeric		No		9(12),99	15	x	x
AN	40	Inspections	Property inspections	Numeric		No		9(12),99	15	x	x
AO	41	Other advances	Other advances/costs	Numeric	Please provide written explanation of other costs or advances	No		9(12),99	15	x	x
AP	42	MI contribution	If mortgage insurance company makes a payment towards modification, please specify the amount	Numeric		No		9(12),99	15	x	x
AQ	43	Other credits	Other account credits	Numeric	Please itemize other credits	No		9(12),99	15	x	x

Column	Field #	Field	Description	Type	Comments	Required Fields	Allowable Values	Formatting Req.	Width	2a(1)	2a(2)
AR	44	T&I escrow account balance, if positive	Positive T&I Escrow Account Balance	Numeric		No		9(12),99	15	x	x
AS	45	Discount rate for projected cash flows	Discount Rate used for loss share calculation	Numeric	this may differ from the discount rate used in modification NPV decision analysis	No		.99999	15	x	x
AT	46	Loan prepayment in full	NPV Calculation Term used for loss share calculations (in months). This should always be 120 months unless an exception applies	Numeric	This may differ from the amortization term used in the modification NPV decision analysis	No		9999	4	x	x
AU	47	NPV of projected cash flows	NPV of modified loan cash flows per loss share specifications	Numeric	This may differ from the modification value determined by the NPV decision analysis	Yes		9(15),99	15	x	x
AV	48	Loss Amount	Calculated loss amount submitted for coverage	Numeric		Yes		9(15),99	15	x	x
AW	49	FDIC Asset Id	FDIC unique asset identifier found in Schedule A. Provide loan id if FDIC asset identifier is not available for loans added to Schedule A after adjustment	Alphanumeric		Yes			34	x	x
AX	50	Deferred Principal Reduction Amount	Total amount of principal deferred at the date of modification and claimable at subsequent Principal Reduction Dates	Numeric	This applies only where the modification program = PRA	Yes, if applicable		9(12),99	15	x	x
AY	51	Principal Reduction Date	First scheduled Principal Reduction Date	Date	This applies only where the modification program = PRA	Yes, if applicable		YYYYMMDD	15	x	x

Date supplied above is used to verify the loss amount provided in Section 2 of the Loss Share Certificate.  Specifically the Loss Amount is verified via the following calculation:

Loan written down to book value prior to Loss Share — Exhibit 2a(1)

Net Book Value Less
Principal Payments	Sum of Field 4 and Fields 35-41

NPV of loan modification	Less Field 47

Contributions or other credits	Less Fields 42-44

(Gain)/Loss Amount	Loss Amount

First loan modification under loss share — Exhibit 2a(2)

Gross Balance
Recoverable	Sum of Field 4 and Fields 34-41

NPV of loan modification	Less Field 47

Contributions or other credits	Less Fields 42-44

(Gain) Loss Amount	Loss Amount